                                                                 Exhibit 99.B(e)

                                   SCHEDULE I

           TO THE DISTRIBUTION AGREEMENT DATED AUGUST 1, 2004 BETWEEN
       THE VICTORY INSTITUTIONAL FUNDS AND VICTORY CAPITAL ADVISERS, INC.

                                      FUNDS

NAME OF PORTFOLIO

Institutional Liquid Reserves Fund
Institutional Diversified Stock Fund

Approved:  February 10, 2005